UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01	Other Events.

On July 26, 2007, Exelixis, Inc. (the “Company”) announced that GlaxoSmithKline decided not to exercise its option under the product development and commercialization agreement between the Company and GlaxoSmithKline to license XL647 for further development and commercialization. The Company reported in May 2007 that it had notified GlaxoSmithKline of the Company’s determination that it had achieved proof-of-concept for XL647 based on data from a phase 2 clinical trial, thereby triggering a 90-day review period in which GlaxoSmithKline could exercise its option. As a result of the decision by GlaxoSmithKline not to exercise its option, the Company retains the right to develop and commercialize XL647 either independently or in collaboration with third parties, subject to the Company’s obligations under its clinical development financing arrangement with Symphony Evolution, Inc. (“SEI”) referred to below. The Company intends to move forward with the full development of XL647 in patients with non-small cell lung cancer and potentially other indications. The product development and commercialization agreement with GlaxoSmithKline provides that, under certain circumstances, GlaxoSmithKline may have an additional one-time opportunity to elect to develop and commercialize XL647, which would be under different terms than the terms relating to the XL647 option at clinical proof-of-concept. Under the product development and commercialization agreement, if XL647 is successfully commercialized, the Company will pay GlaxoSmithKline a royalty of 3% on net sales of XL647.

XL647 is also part of the Company’s clinical development financing arrangement with SEI. In 2005, the Company licensed three of its compounds, XL784, XL647 and XL999, to SEI in return for $80 million for the clinical development of these compounds and an exclusive option to reacquire the compounds from SEI’s investors at a specified purchase price. The Company primarily is responsible for the development of these compounds in accordance with specified development plans and related development budgets. As of June 30, 2007, SEI had $44.7 million of cash and cash equivalents, which the Company anticipates will be used to advance the clinical trial programs for XL647 in addition to XL784 and XL999, subject to the Company’s option to repurchase the compounds.

This Form 8-K contains forward-looking statements, including without limitation statements related to the future development and potential efficacy of XL647 and the future development of XL784 and XL999. Words such as “intends” and “anticipates” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the potential failure of XL647, XL784 and/or XL999 to demonstrate safety and efficacy in clinical testing, risks related to the Company’s dependence on and relationship with GlaxoSmithKline and SEI and risks related to the Company’s need for additional financing. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007 and other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: July 26, 2007	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary